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                                                                  EXHIBIT (d)(7)

NEITHER THESE WARRANTS NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE EXERCISED, SOLD, PLEDGED OR TRANSFERRED WITHOUT A LEGAL OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAW, TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                       ROCKWELL MEDICAL TECHNOLOGIES, INC.
                          COMMON STOCK PURCHASE WARRANT

           Rockwell Medical Technologies, a Michigan corporation (the "Company"), hereby agrees that, for value received, Thomas Anderl or his assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time on or before June 30, 2006, Twenty five thousand (25,000) shares (the "Warrant Shares") of the common stock, no par value, of the Company (the "Common Stock") at an exercise price of $2.50 per share.

           1. Exercise of Warrant. The purchase rights granted by this Warrant shall be exercised by the holder surrendering this Warrant with the Warrant Exercise Form attached hereto duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash, by cashier's check payable to the order of the Company or by wire transfer to an account specified by the Company, of the purchase price payable in respect of the Warrant Shares being purchased. If less than all of the Warrant Shares purchasable hereunder are purchased, the Company will, upon such exercise and surrender to the Company of this Warrant, promptly execute and deliver to the holder hereof a new Warrant evidencing the number of Warrant Shares not so purchased. As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates representing the Warrant Shares purchased upon such exercise. This Warrant will expire on, and will not be exercisable after, June 30, 2006.

         2. Negotiability and Transfer. This Warrant is issued upon the following terms, to which each holder hereof consents and agrees:

                  (a) This Warrant may not be sold, transferred, assigned or hypothecated without (i) an opinion of counsel reasonably satisfactory to the Company that such sale, transfer, assignment or hypothecation may be made without registration or qualification under the Securities Act and applicable state securities laws or (ii) such registration or qualification.

                  (b) Subject to compliance with applicable securities laws and the terms hereof, this Warrant is transferable on the books of the Company maintained for such purpose by the holder hereof in person, or by a duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. If less than all of the Warrant Shares evidenced by this Warrant are transferred, the Company will, upon completion


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         of such transfer, execute and deliver to the holder a new Warrant evidencing the Warrant Shares not so transferred.

                  (c) Until the Company receives notice of a transfer of this Warrant permitted hereunder, the Company may treat the registered holder of this Warrant as absolute owner hereof for all purposes without being affected.

                  (d) Each successive holder of this Warrant, or of any portion of the rights represented hereby, shall be bound by and receive the benefits of the terms, conditions and rights set forth herein.

         3. Antidilution Adjustments. If the Company shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, or declare a dividend payable in Common Stock, the exercise price in effect immediately prior to the subdivision, combination, or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and the number of Warrant Shares purchasable upon exercise of this Warrant immediately preceding such event, shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination, or dividend payable in Common Stock and multiplying the result of such division against the number of Warrant Shares purchasable upon the exercise of this Warrant immediately preceding such event, so as to achieve an exercise price and number of Warrant Shares purchasable after such event proportional to such exercise price and number of Warrant Shares purchasable immediately preceding such event. All calculations hereunder shall be made to the nearest cent or to the nearest share. In case of any capital reorganization or any reclassification of the shares of Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger, or sale, as the case may be, lawful provision shall be made so that the holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger, or sale, the holder had held the number of Warrant Shares which were then purchasable upon the exercise of the Warrant. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

         4. Notices. All notices and other communications in connection with this Warrant must be in writing and, except as otherwise provided herein, will be deemed to have been duly given (i) when mailed by certified or registered mail, postage prepaid, return receipt requested, (ii) when sent by facsimile, with written confirmation of receipt, or (iii) when


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delivered to the addressee if sent by a nationally recognized overnight delivery service (receipt requested). Any notice required or permitted to be given to the holder of this Warrant shall be mailed, sent or delivered to the registered holder of the Warrant at its, his or her last known post office address or facsimile number appearing on the books of the Company.

         5. Reservation of Common Stock. The Company will at all times reserve and keep available such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

         6. No Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant.

         7. Lost Certificate. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and amount.

         8. No Rights as Shareholder. Notwithstanding anything contained herein to the contrary, the holder of this Warrant will not be deemed a shareholder of the Company for any purpose whatsoever until and unless this Warrant is duly exercised.

         9. Miscellaneous. The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the holder hereof. The representations, warranties, and agreements herein contained shall survive the exercise of this Warrant. References to the "holder of" include the immediate holder of Warrant Shares purchased on the exercise of this Warrant, and the word "holder" shall include the plural thereof. This Common Stock Purchase Warrant shall be interpreted under the laws of the State of Michigan. All Warrant Shares or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and nonassessable.

         10. Legend. Unless the Warrant Shares have been registered under the Securities Act of 1933, as amended, upon exercise of this Warrant and the issuance of any Warrant Shares, all certificates representing such securities shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS EITHER (I) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (II) (A) THE HOLDER HAS DELIVERED TO THE

                                   3

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         COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO
         THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, WHICH OPINION MUST BE REASONABLY SATISFACTORY TO THE COMPANY, AND (B) SUCH DISPOSITION IS PURSUANT TO, OR UNDER AN EXEMPTION FROM, REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS."

           IN WITNESS WHEREOF, the undersigned has caused this Warrant to be signed by its duly authorized officer this 9th day of July, 2003.

                                     ROCKWELL MEDICAL TECHNOLOGIES, INC.



                                     By /s/ Robert L. Chioini
                                        ----------------------------------------
                                        Robert L. Chioini, President

                                   4

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                         WARRANT EXERCISE FORM

              To be signed only upon exercise of Warrant.


           The undersigned, the holder of the attached Warrant, hereby elects to exercise the purchase right represented by such Warrant and purchase _______ Warrant Shares of Rockwell Medical Technologies, Inc., pursuant to the provisions of Section 1 of the attached Warrant, and tenders herewith $____________, which represents payment in full of the purchase price of such Warrant Shares.

           In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares to be issued are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

           Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:


                                        Name:
                                             -----------------------------------

           Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned or in such other name as is specified below:


                                           -------------------------------------
                                           Name


                                           -------------------------------------
                                           Signature



                                           -------------------------------------
                                           Taxpayer I.D. No./Social Security No.

Date:
     ------------------------------        -------------------------------------
                                           Address





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